UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
March 11, 2010
F5 Networks, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-26041	91-1714307

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Elliott Avenue West Seattle, WA	98119

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (206) 272-5555
Not Applicable
Former name or former address, if changed since last report
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders
(a) On March 11, 2010, F5 Networks, Inc. (the “Company”) held its annual meeting of shareholders.
(b) At the meeting, shareholders voted on the election of three Class II directors to hold office until the annual meeting of shareholders for fiscal year end 2012 and until their successors are elected and qualified and ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2010. A total of 73,127,307 shares of the Company’s common stock outstanding and entitled to vote were present at the meeting in person or by proxy. All three nominees for director were elected and the ratification of the selection of PricewaterhouseCoopers LLP as the independent auditors for fiscal year 2010 was approved.
The voting results were as follows:
1. To elect three Class II directors to hold office until the annual meeting of shareholders for fiscal year end 2012 and until their successors are elected and qualified

				BROKER
NAME	FOR	AGAINST	ABSTAIN	NON-VOTES
Deborah L. Bevier	67,178,724	1,175,596	12,645	4,760,342
Alan J. Higginson	63,224,785	5,129,842	12,338	4,760,342
John McAdam	64,033,520	4,323,941	9,504	4,760,342
2. To ratify the selection of PricewaterhouseCoopers LLP as the Company’s independent auditor for fiscal year 2010

	FOR	AGAINST	ABSTAIN
	69,788,182	3,310,445	28,680

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F5 NETWORKS, INC. (Registrant)
Date: March 15, 2010	By:	/s/ Jeffrey A. Christianson
Jeffrey A. Christianson
Sr. Vice President and General Counsel